 Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of iShares® Commodity Optimized Trust (the “Trust”) on Form 10-K for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack Gee, Chief Financial Officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: February 27, 2015

/s/ Jack Gee

Jack Gee*

Chief Financial Officer

(Principal financial officer)

*     The registrant is a trust and Mr. Gee is signing in his capacity as an officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the registrant.